UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2019

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110
(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market
Series A Junior Participating Cumulative Preferred Stock, par value $.01 per share		The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Note Purchase Agreement and Note

On September 6, 2019, pursuant to a Note Purchase Agreement between Plug Power Inc. (the “Company”) and HT Investments MA LLC, an accredited investor (the “Holder”), the Company issued to the Holder a senior convertible note with an aggregate principal amount of $40,000,000 (the “Note”).

The Note bears interest at a rate of 7.50% per annum from September 6, 2019 (payable quarterly in arrears on January 5, April 5, July 5 and October 5 of each year, beginning on October 5, 2019), and will mature on January 5, 2023 (the “Maturity Date”), unless earlier converted or repurchased in accordance with its terms.

The Note is convertible at the option of the Holder at any time until the close of business on the second scheduled trading day immediately prior to the Maturity Date for shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain limitations and closed periods set forth in the Note. The Note has an initial conversion rate of 387.5969, which is subject to adjustment in some events. The initial conversion rate is equivalent to an initial conversion price of approximately $2.58 per share of Common Stock.

The issuance of the Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder. There are no registration rights applicable to the Note. Accordingly, any shares of Common Stock issued upon conversion of the Note will be restricted and may only be sold in compliance with Rule 144 or in accordance with another exemption from registration.

The Company intends to use the net proceeds from the issuance of the Note for general corporate purposes and for the potential redemption of the Company’s outstanding Series E Preferred Stock.

The foregoing summary of the Note Purchase Agreement and the Note is qualified in its entirety by the full text of the Note Purchase Agreement and the Note. Copies of the Note Purchase Agreement and the Note are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The Note Purchase Agreement and Note are attached hereto as exhibits to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Note Purchase Agreement were made only for purposes of the Note Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Note Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Amendment to Loan and Security Agreement

On September 6, 2019, the Company entered into a Third Amendment (the “Amendment”) to the Loan and Security Agreement, dated as of March 29, 2019, as amended (the “Loan Agreement”) with Generate Lending, LLC, a Delaware limited liability company. The Amendment amends certain defined terms and covenants under the Loan Agreement in order to, among other things, permit the Company’s issuance of the Note and to amend the term loan maturity date to October 6, 2022. The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained or incorporated in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information contained or incorporated in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description
10.1	Note Purchase Agreement, by and between the Company and HT Investments MA LLC
10.2	$40,000,000 Senior Convertible Note due 2023
10.3	Third Amendment to Loan and Security Agreement, dated as of September 6, 2019, by and among Plug Power Inc., Emergent Power Inc., Emerging Power Inc., and Generate Lending, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: September 9, 2019	By:	/s/ Paul Middleton
Paul Middleton
Chief Financial Officer